                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Axys Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           AXYS PHARMACEUTICALS, INC.
                                180 KIMBALL WAY
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080

Dear Stockholders,

     I am pleased to invite you to attend our annual meeting of stockholders to be held at 11:30 a.m. on Wednesday, May 26, 1999, at Axys' headquarters located at 180 Kimball Way, South San Francisco, California.

     Legal documents are often times confusing, so this year we decided to write a jargon-free "plain English" proxy notice and proxy statement. With this letter we are including the notice for our annual meeting, the proxy statement, the proxy card and the 1998 annual report. We hope you find its simplified format helpful and we welcome your comments.

     Your vote is important to us and I look forward to seeing you on May 26. Whether you plan to attend the annual meeting in person or not, I hope you will vote as soon as possible.

                                          Sincerely,

                                          John P. Walker
                                          Chairman and Chief Executive Officer

                           AXYS PHARMACEUTICALS, INC.
                                180 KIMBALL WAY
                         SOUTH SAN FRANCISCO, CA 94080
                                 (650) 829-1000
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 26, 1999

TIME:                   11:30 a.m.
PLACE:                  Axys Pharmaceuticals' Headquarters
                        180 Kimball Way
                        South San Francisco, California
MATTERS TO BE           (1) To elect the Board of Directors
VOTED ON:               (2) To ratify the appointment of Ernst & Young LLP as the
                             company's independent auditors
                        (3) To approve a 500,000 share increase in the number of
                             shares issuable under Axys' Employee Stock Purchase
                             Plan
                        (4) To transact any other business properly coming before
                             the meeting
RECORD DATE:            You may vote at the meeting if you were a stockholder at the close of business on Friday, April 9, 1999, the record date.
                        If on April 9, 1999, your shares were held of record in your brokerage firm or another similar organization, you may vote at the annual meeting if you obtain a valid proxy card from them issued in your name.
VOTING BY PROXY:        Please return your proxy as soon as possible so that your
                        shares can be voted at the meeting in accordance with your instructions. For more instructions, please see the
                        Questions and Answers beginning on page 3 of this proxy
                        statement and the instructions on the proxy card.

                                      By Order of the Board of Directors

                                      William J. Newell
                                      Vice President, General Counsel and
                                      Secretary

April 23, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers about this Proxy Material and the
  Annual Meeting............................................   3
Compliance with the Reporting Requirements of Section 16....   6
Proposals to be Voted Upon..................................   6
Nominees for Directors......................................   6
Board Committees............................................   8
Compensation of Non-Employee Directors......................   8
Axys Stock Ownership of Beneficial Owners, Directors and
  Management................................................   9
Compensation of Executive Officers..........................  11
Employment Agreements and Change-in-Control Arrangements....  13
Report of the Compensation Committee........................  15
Report on Option Repricing..................................  17
Relationships and Transactions You Should Know About........  19
General Description of the Employee Stock Purchase Plan.....  19
Performance Graph...........................................  23
Other Matters...............................................  23
Directions to Axys..........................................  24

                QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL
                             AND THE ANNUAL MEETING

WHY AM I RECEIVING THESE MATERIALS?

     The Board of Directors (the "Board") of Axys Pharmaceuticals, Inc. (sometimes referred to as the "company" or "Axys") is providing these proxy materials for you in connection with Axys' annual meeting of stockholders which will take place on May 26, 1999. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement. The Company intends to mail this proxy statement and accompanying proxy card on or about April 23, 1999, to all stockholders entitled to vote at the annual meeting.

WHO MAY ATTEND THE MEETING?

     All Axys stockholders are invited to attend, including stockholders whose shares are held by their brokerage firm or another similar organization.

WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

     The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 1998 Annual Report is also enclosed.

WHO IS PAYING FOR THIS PROXY SOLICITATION PROCESS?

     The enclosed proxy is solicited on behalf of the Board and Axys is paying for the entire cost of the proxy voting process. Copies of this material will be given to banks, brokerage houses and other institutions which hold Axys common stock that is beneficially owned by others. Axys will reimburse these banks, brokerage houses and other institutions for their reasonable out of pocket expenses in forwarding these proxy materials to stockholders who are beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other employees of the Company and by MacKenzie Partners. No additional compensation will be paid to directors, officers or other Axys employees for soliciting proxies, but, if hired by the company, MacKenzie Partners may be paid its customary fee of approximately $5,000 plus expenses.

WHAT AM I VOTING ON?

     There are three known matters to be voted on at the annual meeting:

     - The election of the Board

     - The ratification of Ernst & Young LLP as the company's independent auditors for 1999

     - A 500,000 share increase in the number of shares of Common Stock authorized to be issued under Axys' Employee Stock Purchase Plan

WHAT ARE THE BOARD'S VOTING RECOMMENDATIONS?

     Our Board of Directors recommends that you vote your shares "FOR" each of the Board's nominees to the Board of Directors and "FOR" each of the other proposals.

WHO CAN VOTE AT THE ANNUAL MEETING?

     Stockholders of record at the close of business on April 9, 1999 (the "Record Date"). Also, if on April 9, 1999 your shares were held in the name of your brokerage firm, you may vote at the annual meeting if you obtain a valid proxy from them in your name.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

     Most Axys stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates directly in the stockholder's own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

STOCKHOLDER OF RECORD

     If on April 9, 1999 your shares were registered directly in your name with Axys' Transfer Agent, ChaseMellon, you are a stockholder of record who may vote at the annual meeting and these proxy materials are being sent directly to you by Axys. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to Axys or to vote in person at the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted. Each share is entitled to one vote for each item to be voted on.

BENEFICIAL OWNER

     If on April 9, 1999 your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held "in street name" and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for the purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request to receive a valid proxy from your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by a voting instruction card enclosed for you to use.

HOW MANY VOTES MUST THE BOARD NOMINEES RECEIVE TO BE ELECTED?

     The seven nominees receiving the highest number of yes votes will be elected as directors. This number is called a plurality.

WHAT HAPPENS IF A BOARD NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

     The Board may, by vote, decide on reducing the size of the Board or name a substitute nominee. If a substitute is named, shares represented by proxies may be voted for a substitute nominee.

HOW MANY VOTES MUST THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS RECEIVE IN ORDER TO BE APPROVED?

     The ratification of the appointment of Ernst & Young LLP as the company's auditors for the fiscal year ending December 31, 1999 must receive a yes vote from a majority of the shares present in person or represented by valid proxies at the meeting.

HOW MANY VOTES MUST THE 500,000 SHARE INCREASE FOR THE EMPLOYEE STOCK PURCHASE PLAN (ESPP) RECEIVE IN ORDER TO BE APPROVED?

     In order to be approved, the proposal to increase the number of shares in the ESPP must receive a yes vote from a majority of the shares present in person or represented by valid proxies at the meeting.

HOW ARE THE VOTES COUNTED?

     You may vote either "for" each nominee for director or you may "withhold authority" (abstain) to vote for any nominee you specify. You may vote "for," "against," or "abstain" on the ratification of independent auditors and the share increase for the ESPP. If you abstain, it will have the same effect as a vote against a proposal and will be counted towards the tabulation of votes cast on a proposal. A vote "for" any nominee or any proposal is the same as a yes vote.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If you are a stockholder of record and you do not sign and return your proxy card, your shares will not be voted. If you are the beneficial owner and you do not sign and return your proxy card, the stockholder of record may either vote your shares on routine matters or "non-vote" your shares. These non-voted shares, known as broker non-votes, are counted for purposes of establishing a quorum to conduct business at the meeting, but are not counted for purposes of determining the outcome of any matter voted on.

HOW DO I VOTE?

     The simplest way for both beneficial owners and stockholders of record to vote is to sign and date the enclosed proxy card or voting instruction card and return it in the enclosed postage-prepaid envelope. The shares represented by a signed and dated proxy card or a properly completed voting instruction card will be voted in accordance with the directions given. If you return a signed and dated proxy card or voting instruction card without marking any selections, your shares will be voted in favor of the three proposals. If you are a stockholder of record and return your proxy card, you may revoke your proxy any time before the meeting by 1) notifying Axys' Secretary (William J. Newell) in writing or 2) submitting to the company a proxy with a later date. Of course, you also may revoke your proxy by attending the annual meeting and voting in person. If you are a beneficial owner, you can vote your shares through your broker or by using the enclosed proxy card.

WHO WILL COUNT THE VOTE?

     Representatives of ChaseMellon, Axys' transfer agent, will perform the initial vote count and will assist Fred Ruegsegger, Axys' Chief Financial Officer, who will serve as the inspector of the election and report the final vote count.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     It may indicate that your shares are registered under more than one name or that you have multiple accounts in which you hold your shares. Please sign and return all proxy cards to ensure that your vote is counted.

WHAT IS A QUORUM AND WHAT CONSTITUTES A QUORUM?

     For the annual meeting to begin, a quorum of stockholders must attend the meeting, either in person or by proxy. A majority of the outstanding shares as of the Record Date -- present at the annual meeting or represented by valid proxies -- constitutes a quorum for the annual meeting. If you submit a valid proxy card or attend the annual meeting, you will be considered part of the quorum.

     However, if there is no quorum, a majority of the shares present and represented at the annual meeting may adjourn the annual meeting to another date, time and place.

     At the Record Date (April 9, 1999), there were approximately 648 stockholders of record. There were 30,348,628 shares of Axys common stock outstanding and entitled to vote at the annual meeting.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

     The company will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 1999.

WHEN ARE STOCKHOLDER PROPOSALS DUE?

      To be eligible for inclusion in next year's proxy statement and proxy, stockholder proposals must be submitted in writing by December 22, 1999, to William J. Newell, Secretary, Axys Pharmaceuticals, Inc., 180 Kimball Way, South San Francisco, CA 94080 (or email him at bill_newell@axyspharm.com). As stated in the company's bylaws, stockholder proposals for next year's annual meeting or nominations for director may be properly raised at next year's annual meeting even if they are not to be included in next year's proxy statement and proxy. However, to do so, they must be submitted to the company's Secretary (William J. Newell) between February 25, 2000 and March 27, 2000.

            COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of more than 10% of Axys' common stock to file reports with the Securities and Exchange Commission (the "SEC") regarding their ownership and changes in ownership of Axys' Common Stock. Axys believes that during 1998, its officers, directors and 10% stockholders complied with all
Section 16(a) filing requirements, with the exception of former director Dr. Anthony Evnin who inadvertently made a late filing.

                           PROPOSALS TO BE VOTED UPON

 1. ELECTION OF DIRECTORS

     (ITEM 1 ON PROXY CARD)

     The Board of Directors of Axys currently consists of seven directors who are elected annually. Axys took action in 1999 to reduce the size of the Board from eight to seven when two directors indicated their intention to retire from the Board and the Board voted to fill only one of those vacancies. All nominees listed below are current or former directors of Axys. The Board recommends a vote FOR these nominees. The term of office for directors elected at the 1999 annual meeting will expire upon the election of the Board at the 2000 annual meeting. See below for biographical information on the Board nominees.

 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     (ITEM 2 ON PROXY CARD)

     Stockholders will vote on the ratification of Ernst & Young LLP, certified public accountants, to audit Axys' books, records and accounts for the year ending December 31, 1999. Both the Audit Committee and the Board recommend a vote FOR the adoption of this proposal. Representatives of Ernst & Young LLP will be present at the annual meeting to answer appropriate questions. If the stockholders do not ratify this appointment, the Board will reconsider the selection of the auditors.

 3. APPROVAL OF AN INCREASE OF 500,000 SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER AXYS' EMPLOYEE STOCK PURCHASE PLAN.

     (ITEM 3 ON PROXY CARD)

     Axys is requesting approval for 500,000 more shares of the company's common stock to become available for issuance under its Employee Stock Purchase Plan. The Board recommends a vote FOR the adoption of this proposal. See page 20 for a detailed description of Axys' Employee Stock Purchase Plan.

 4. TO TRANSACT OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

     (ITEM 4 ON PROXY CARD)

     Stockholders will also vote on any other matters of business that are properly brought to the annual meeting.

                             NOMINEES FOR DIRECTORS

JOHN P. WALKER -- DIRECTOR SINCE 1993

     Mr. Walker, 50, has been the Chairman of Axys since 1998 and Chief Executive Officer since 1993. Prior to joining Axys, Mr. Walker was the Chairman and Chief Executive Officer of Vitaphore Corporation, a medical device company that was sold to Union Carbide in 1990. Prior to that, he spent 15 years as an executive with American Hospital Supply Corporation, most recently serving as President of the Hospital Company. Mr. Walker also serves as Chairman of Signal Pharmaceuticals, Inc. and Microcide Corporation and is on the Board of Directors of Geron Corporation and the Biotechnology Industry Organization.

ANN M. ARVIN, M.D. -- DIRECTOR SINCE 1997

     Dr. Arvin, 53, is a Lucile Salter Packard Professor of Pediatrics and Microbiology/Immunology, at Stanford University School of Medicine, Stanford, California. Dr. Arvin is also Associate Chair for Academic Affairs, Department of Pediatrics, and Chief of the Infectious Disease Service of the Lucile Salter Packard Children's Hospital at Stanford. Since 1978, Dr. Arvin has taught at the Stanford University School of Medicine. She is also currently a member of the Scientific Advisory Board of Aviron.

VAUGHN M. KAILIAN -- DIRECTOR SINCE 1995

     Mr. Kailian, 54, is President, Chief Executive Officer and a director of COR Therapeutics, Inc., a biotechnology company. He has served in these capacities since March 1990. Mr. Kailian also serves as a director of Amylin Pharmaceuticals, Inc.

DONALD KENNEDY, PH.D. -- DIRECTOR SINCE 1996

     Dr. Kennedy, 67, is the Bing Professor of Environmental Science and President Emeritus at Stanford University where he co-directs the Global Environmental Forum in the Institute for International Studies. He has served in these capacities since September 1993. From September 1980 to September 1992, Dr. Kennedy was the President of Stanford University. He served previously as Commissioner of the U.S. Food and Drug Administration.

IRWIN LERNER -- DIRECTOR SINCE 1998

     Mr. Lerner, 68, was Chairman of the Board of Sequana Therapeutics, Inc., from May 1995 until January 1998 when Axys acquired Sequana. Mr. Lerner served as Chairman of the Board and of the Executive Committee of Hoffmann-La Roche Inc., a pharmaceutical and health care company, from January 1993 until his retirement in September 1993. He also served as its President and Chief Executive Officer from 1980 through 1992. Mr. Lerner also serves on the Boards of Directors of Public Service Enterprise Group, Humana Inc., Covance Inc., V.I. Technologies, Inc., several private companies and is Chairman of the Board of Medarex Inc. He is currently Distinguished Executive-in-Residence at Rutgers University Graduate School of Management.

ALAN C. MENDELSON, J.D. -- NOMINEE

     Mr. Mendelson, 51, has been a partner of Cooley Godward LLP, a private law firm and counsel to the company, since 1980 and served as the managing partner of its Palo Alto office from May 1990 to March 1995 and November 1996 to October 1997. Mr. Mendelson served as Secretary of the company from July 1993 through August 1998, with the exception of several months in 1994. Mr. Mendelson also served as a director of the company from May 1997 to January 1998, when he resigned pursuant to the company's acquisition of Sequana. Mr. Mendelson also served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson is currently a director of CoCensys, Inc. and Isis Pharmaceuticals, Inc.

J. LEIGHTON READ, M.D. -- DIRECTOR SINCE 1998

     Dr. Read, 48, has been Chairman of the Board and Chief Executive Officer of Aviron, a biopharmaceutical company founded by Dr. Read, since 1992. From 1991 to 1993, he was a partner in Interhealth Limited, an investment partnership. In 1987, Dr. Read co-founded Affymax N.V. with Dr. Alejandro Zaffaroni, serving initially as its Executive Vice President and Chief Operating Officer and later as President of the Pharma Division and as a Managing Director of the parent company. Dr. Read has served on the boards of a number of private biotechnology companies and currently serves on the board of CV Therapeutics, Inc. He is also a member of the Executive Committee of the Biotechnology Industry Organization Board of Directors and Emerging Companies Section Governing Body.

                                BOARD COMMITTEES

     Audit Committee: Reviews Axys' auditing, accounting, financial reporting and internal audit functions and meets with the company's independent auditors from time to time. Also recommends the selection of independent auditors to the Board. All members are non-employee directors. The members of the audit committee are Mr. Lerner and Dr. Read.

     Compensation Committee: Reviews and approves the compensation of Axys' executive officers and is responsible for the company's employee benefit plans and programs, including their establishment, modification and administration. All members are non-employee directors. The members of the compensation committee are Dr. Evnin, who is retiring from the Board after the annual meeting, and Mr. Kailian.

     Option Committee: Reviews and administers the company's 1989 Stock Plan and 1997 Equity Plan for stock option grants to non-executive officer employees. The Option Committee has the authority to approve the price and terms of these options, within the limits set by the Board. Mr. Walker is the only member of this committee.

     During 1998, there were six regular meetings of the Board, one meeting of the Compensation Committee and two meetings of the Audit Committee. Each of the director-nominees who served on the Board of Axys in 1998 attended at least 75 percent of all Board meetings, except Dr. Kennedy who attended 66 percent of the Board meetings. Collectively, the Board and committee members attended an average of 94 percent of all of the Board and applicable committee meetings held.

     The Board does not have a Nominating Committee or a committee serving a similar function. Nominations of directors are considered by the Board as a whole.

                     COMPENSATION OF NON-EMPLOYEE DIRECTORS

     COMPENSATION. In 1998, compensation for non-employee directors was $12,000 per year, payable at the rate of $3,000 per quarter, plus reimbursement of expenses. Director Walker, who is an employee of the company, receives no compensation for his services as a director.

     STOCK OPTIONS. According to the company's Non-Employee Directors' Stock Option Plan established in 1994, non-employee directors of Axys receive automatic stock option grants. Options granted under this plan are non-qualified stock options. The terms of the Non-Employee Directors' Stock Option Plan provide that each non-employee elected for the first time to Axys' Board will be granted an option to purchase 30,000 shares of common stock upon the date of his or her initial election. On the date of each annual meeting subsequent to a director's election, each non-employee Board member that has served for at least three months, is automatically granted an option to purchase 5,000 shares of common stock of the company. No other options may be granted at any time under this plan. The exercise price of options that are granted under the plan is 100% of the fair market value of the common stock on the date of the option grant. Options granted under the plan vest at a rate of 25% per year for four years. The term of the options that are granted is ten years. In the event of a change-in-control of Axys, such as a merger with or into another corporation or a consolidation, the vesting of these options will accelerate and the options will expire if not exercised prior to the change-in-control.

     Each non-employee director of the company who had been serving on the Board for at least three months prior to the 1998 annual meeting received an automatic grant of an option to purchase 5,000 shares of common stock under the Non-Employees Directors' Stock Option Plan, at an exercise price per share of $7.63. Mr. Lerner and Dr. Read each received an automatic grant of an option to purchase 30,000 shares of Common Stock at an exercise price of $7.63 per share, upon their initial election to the Board in 1998. As of February 28, 1999, none of the options granted under the plan had been exercised.

     January 1998 Acceleration of Certain Options. In January 1998, in connection with the resignations from the Board by Dr. Hans Sievertsson and Mr. Alan Mendelson pursuant to the acquisition of Sequana Therapeutics, Inc., the Board accelerated the vesting of all outstanding options to purchase common stock of the company held by Dr. Sievertsson and Mr. Mendelson and extended the exercise period for the options to three years following their resignations, provided that Dr. Sievertsson and Mr. Mendelson remain available during this period to provide consulting services to the company.

                   AXYS STOCK OWNERSHIP OF BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

     The following table provides information regarding the ownership of Axys' common stock as of February 28, 1999. Included in the table are each director and nominee for director of the company, each executive officer named in the Executive Compensation table (page 13), all directors and executive officers as a group, and stockholders that are known to be beneficial owners of more than five percent of Axys' common stock.

                                                         NUMBER OF
                                                         BENEFICIAL
                                                         OWNERSHIP     PERCENT OF
                   BENEFICIAL OWNER                        SHARES       TOTAL(1)
                   ----------------                      ----------    ----------
Zesiger Capital Group LLC..............................  1,967,300        6.45%
  320 Park Avenue, 30th Floor
  New York, New York 10022
John P. Walker(2)......................................    183,186           *
Daniel H. Petree, J.D.(3)..............................     25,705           *
Timothy J.R. Harris, Ph.D.(4)..........................     87,675           *
Michael C. Venuti, Ph.D.(5)............................      7,871           *
Natalie J. Warner M.D.(6)..............................     26,840           *
Ann M. Arvin, M.D.(7)..................................      7,500           *
Brook H. Byers(8)......................................     37,231           *
Anthony B. Evnin, Ph.D.(9).............................     48,425           *
Vaughn M. Kailian(10)..................................     17,824           *
Donald Kennedy, Ph.D.(11)..............................      8,750           *
Irwin Lerner(12).......................................     79,808           *
Alan C. Mendelson(13)..................................     51,329           *
J. Leighton Read, M.D.(14).............................     10,500           *
All directors and executive officers as a group
  (15 persons)(15).....................................    609,913        2.00%

---------------
  *  Less than 1 percent

 (1) Percentage of beneficial ownership is based on 30,513,653 shares of common stock outstanding as of February 28, 1999 and includes shares which certain executive officers, directors and principal stockholders of the company have the right to acquire within 60 days after February 28, 1999 pursuant to outstanding options and warrants.

 (2) Includes 3,542 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999, 4,110 shares held in the Walker Living Trust, 1,431 shares held in the Axys Pharmaceuticals, Inc. 401(k) Plan Trust and 8,574 shares beneficially owned by Mr. Walker's wife as trustee of educational trusts for his children.

 (3) Includes 16,875 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999, 2,425 shares held by Daniel H. Petree and Susan M. Toeniskoetter, Trustees u/a/d 7/25/97, 2 shares held by Mr. Petree's children and 1,431 shares held in the Axys Pharmaceuticals, Inc. 401(k) plan.

 (4) Includes 12,800 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999.

 (5) Includes 1,167 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999.

 (6) Includes 15,914 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999 and 1,431 shares held in the Axys Pharmaceuticals, Inc. 401(k) Plan Trust.

 (7) Includes 7,500 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999.

 (8) Includes 4,375 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999. Also includes 670 shares issuable upon the exercise of a warrant held by Kleiner Perkins Caufield & Byers VI ("Kleiner Perkins") exercisable within 60 days of February 28, 1999 and 88 shares issuable upon the exercise of a warrant held by KPCB VI Founders Fund ("KPCB") exercisable within 60 days of February 28, 1999. Mr. Byers is a general partner of Kleiner Perkins. Mr. Byers disclaims beneficial ownership of the shares held by Kleiner Perkins except to the extent of his pro rata interest therein.

 (9) Includes 4,375 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999.

(10) Includes 17,824 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999.

(11) Includes 8,750 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999.

(12) Includes 12,083 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999 and 1,350 shares beneficially owned by Mr. Lerner's wife.

(13) Includes 30,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999, 13,500 shares held in the CGCH&T Trust FBO Mr. Mendelson and 5,000 shares held by Cooley Godward LLP, of which Mr. Mendelson disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(14) Includes 7,500 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 28, 1999.

(15) Includes an aggregate of 150,294 shares issuable upon exercise of outstanding options and 758 shares issuable upon exercise of warrants exercisable within 60 days of February 28, 1999. See footnotes 2 through 15.

                       COMPENSATION OF EXECUTIVE OFFICERS

     COMPENSATION. The following table shows the compensation of the company's Chairman and Chief Executive Officer and the four other most highly paid executive officers of Axys as of December 31, 1998, for the three years ending December 31, 1998. These executive officers are referred to as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                     LONG-TERM
                                      ---------------------------------------      COMPENSATION AWARDS
                                                                    OTHER       -------------------------
                                                                    ANNUAL      SECURITIES    ALL OTHER
                                             SALARY     BONUS    COMPENSATION   UNDERLYING   COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR     ($)       ($)         ($)        OPTIONS(#)      ($)(2)
    ---------------------------       ----   -------   -------   ------------   ----------   ------------
John P. Walker......................  1998   390,000   135,000     261,252(3)    435,000(1)     21,083
Chairman and Chief Executive Officer  1997   361,250   127,300     128,382(3)    100,000           696
                                      1996   310,000   100,500          --        90,000           720
Daniel H. Petree, J.D. .............  1998   250,000    65,625      27,945(4)    300,000(1)      5,406
President, Chief Operating Officer    1997   204,500    41,105      15,551(3)     55,000           408
                                      1996   188,000    36,480      14,333(4)     45,000           720
Timothy J.R. Harris, Ph.D.(5).......  1998   234,570   216,493(6)        --      160,000(1)      1,170
Senior Vice President,                1997        --        --          --            --            --
Research                              1996        --        --          --            --            --
Natalie J. Warner, M.D..............  1998   235,000    50,016          --       130,000(1)      6,150
Vice President, Medical Affairs       1997   228,000    38,190          --            --           624
                                      1996   216,000   146,988(7)        --       30,000           720
Michael C. Venuti, Ph.D. ...........  1998   235,000    47,000          --       197,000(1)        696
Senior Vice President,                1997   210,383    35,510          --        10,000           425
Research, Preclinical Development     1996   182,500    32,075          --        30,000           576
and Chief Technical Officer

---------------
(1) Includes stock options which were canceled and regranted in connection with the company's stock option repricing in 1998, as follows: Mr. Walker, 375,000 shares; Mr. Petree, 200,000 shares; Dr. Harris, 80,000 shares; Dr. Warner, 80,000 shares; and Dr. Venuti, 147,000 shares. See "Report On Repricing."

(2) Consists of company matching contributions under the company's 401(k) retirement plan and life insurance premiums.

(3) Consists of indebtedness forgiven including the interest rate reduction on one promissory note. See "Employment Agreements and Change-in-Control Arrangements."

(4) Consists of relocation expenses.

(5) Dr. Harris joined the company in connection with the acquisition of Sequana Therapeutics, Inc. in January 1998.

(6) Includes a $176,250 one-time lump-sum bonus pursuant to an agreement with the company entered into in connection with the Sequana Therapeutics, Inc. acquisition.

(7) Includes a $108,000 one-time lump-sum bonus pursuant to an agreement with the company entered into in connection with the acquisition of Khepri Pharmaceuticals, Inc. in December 1995.

     STOCK OPTION GRANTS AND EXERCISES. The company grants stock options to the Named Executive Officers under its 1989 Stock Plan and its 1997 Equity Incentive Plan. The following tables show information regarding options granted to and exercised by the Named Executive Officers for the year ended December 31, 1998.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                    % OF TOTAL                                   ANNUAL RATES OF
                                    NUMBER OF        OPTIONS                                       STOCK PRICE
                                   SECURITIES       GRANTED TO    EXERCISE OR                APPRECIATION FOR OPTION
                                   UNDERLYING      EMPLOYEES IN   BASE PRICE                         TERM(1)
                                 OPTIONS GRANTED   FISCAL YEAR      ($/SH)      EXPIRATION   -----------------------
             NAME                      (#)             (2)            (3)          DATE        5% ($)      10% ($)
             ----                ---------------   ------------   -----------   ----------   ----------   ----------
John P. Walker................      60,000(4)         0.87%          8.375       01/08/08      316,575      798,975
                                   375,000(6)         5.44%          5.00        10/15/08    1,181,250    2,981,250
Daniel H. Petree, J.D.........     100,000(5)         1.45%          8.375       01/08/08      527,625    1,331,625
                                   200,000(6)         2.90%          5.00        10/15/08      630,000    1,590,000
Timothy J.R. Harris, Ph.D.....      80,000(4)(5)      1.16%          8.375       01/08/08      422,100    1,065,300
                                    80,000(6)         1.16%          5.00        10/15/08      252,000      636,000
Natalie J. Warner, M.D........      50,000(4)         0.73%          8.375       01/08/08      263,812      665,812
                                    80,000(6)         1.16%          5.00        10/15/08      252,000      636,000
Michael C. Venuti, Ph.D.......      50,000(4)         0.73%          8.375       01/08/08      263,812      665,812
                                   147,000(6)         2.13%          5.00        10/15/08      463,050    1,168,650

---------------
(1) Potential realizable value is based on the assumption that the common stock of the company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not reflect the company's estimate or projection of the future common stock price.

(2) Based on options to purchase 6,891,918 shares of common stock granted in 1998, 3,643,387 of which represent canceled and repriced options.

(3) Repriced options were granted to the Named Executive Officers and other executive officers at an exercise price equal to $1.25 over the fair market value of the company's common stock on the day of the repricing. All other options were granted at an exercise price equal to $.25 above fair market value of the company's common stock on the date of grant. Fair market value is determined by reference to the closing sale price of the common stock on the Nasdaq National Market.

(4) Vests at the rate of 15% of the shares subject to the option upon the first anniversary of the grant date and an additional 20%, 25% and 40%, respectively, on successive one-year anniversaries of the grant date with respect to the following grants: Mr. Walker, 60,000 shares; Dr. Harris, 40,000 shares; Dr. Warner, 50,000 shares; and Dr. Venuti, 50,000 shares. All of these options were subsequently cancelled. See footnote 6 below.

(5) Vests in equal monthly installments over four years from the date of the grant with respect to Mr. Petree's grant and 40,000 of the shares subject to Dr. Harris' grant.

(6) Represents stock options which were canceled and regranted in connection with the company's stock option repricing in 1998. See "Report on Repricing." All options are subject to vesting over a five year period in equal monthly installments from the date of grant, with the exception of the following grants: Mr. Walker, 60,000 shares; Dr. Harris, 40,000 shares; Dr. Warner, 50,000 shares; and Dr. Venuti, 50,000 shares, all of which vest at the rate of 12% of the shares subject to the option upon the first anniversary of the grant date and an additional 15%, 18%, 25% and 30%, respectively, on successive one-year anniversaries of the grant date.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF
                                                                     SECURITIES          VALUE OF
                                                                     UNDERLYING      UNEXERCISED IN-
                                                                    UNEXERCISED         THE-MONEY
                                                                     OPTIONS AT         OPTIONS AT
                                          SHARES        VALUE        FY-END(#)          FY-END($)
                                        ACQUIRED ON    REALIZED     EXERCISABLE/       EXERCISABLE/
                 NAME                   EXERCISE(#)      ($)       UNEXERCISABLE     UNEXERCISABLE(1)
                 ----                   -----------    --------    --------------    ----------------
John P. Walker........................      --           --             0/375,000         0/328,125
Daniel H. Petree, J.D.................      --           --        15,000/199,996     3,204/174,996
Timothy J. R. Harris, Ph.D............      --           --              0/80,000          0/70,000
Natalie J. Warner, M.D................      --           --         15,405/80,891     55,792/73,586
Michael C. Venuti, Ph.D...............      --           --             0/147,000         0/128,625

---------------
(1) Based on the fair market value of the common stock as of December 31, 1998 ($5.875), minus the exercise price, multiplied by the number of shares underlying the option.

              EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     John Walker's Employment Agreement. Effective February 26, 1999, the company and Mr. Walker agreed to a two-year extension of his 1997 employment agreement with the company to serve as the company's Chairman and Chief Executive Officer. The extension agreement was implemented through a revised employment agreement (the "1999 employment agreement") which is substantially identical to Mr. Walker's 1997 employment agreement, except for a 5% increase in Mr. Walker's base salary over his 1998 base salary; an adjustment in the interest rate applicable to his outstanding indebtedness to the company to the then-current applicable federal rate; a two-year extension of the repayment date for all such indebtedness; and an accompanying extension of the dates on which the company agrees to forgive such indebtedness upon the condition that Mr. Walker's employment is continuing on such dates. In brief, Mr. Walker's 1999 employment agreement provides for the following:

     - An initial annual base salary of $410,000, retroactive to January 1, 1999.

     - An annual bonus of up to fifty percent of Mr. Walker's base salary, if Mr. Walker achieves certain target goals specified by the Board, and up to an additional fifty percent for overachievement of those goals.

     - A split dollar life insurance policy with a benefit payable to Mr. Walker of approximately $1.2 million.

     - Issuance by Mr. Walker to the company of a new promissory note in the principal amount of $560,000, with approximately $83,000 in accrued interest and an interest rate of 4.71%, compounded annually. This new note is due and payable on January 31, 2003, is full-recourse and is secured by 130,236 shares of the company's common stock. The new note replaced a 1997 note from Mr. Walker which pertained to indebtedness owed to the company in connection with the purchase of his principal residence.

     - On the condition that Mr. Walker continues to provide his services to the company through January 31, 2003, the entire principal and accrued interest under the new note will be forgiven by the company, with $160,000 of principal plus accrued interest being forgiven on February 1, 2000 and the remaining principal and accrued interest being forgiven in equal amounts each year thereafter, rather than the remaining principal and accrued interest being forgiven on January 2, 2001 as provided in Mr. Walker's 1997 employment agreement. Mr. Walker is entitled to a specified lump-sum tax gross-up payment following each forgiveness date. All remaining principal and accrued interest under the new promissory note becomes immediately due and payable upon Mr. Walker's termination of service for any reason or upon Mr. Walker's breach of a covenant not to compete with the company.

     - The term of the 1999 employment agreement ends on January 31, 2003, subject to additional one-year extensions unless either the company or Mr. Walker give notice to the contrary.

     - Under the 1999 employment agreement, Mr. Walker's employment can be terminated by Mr. Walker or the company at any time for any reason whatsoever, with or without "Cause" or advance notice. If the company terminates Mr. Walker's employment without Cause or if Mr. Walker resigns for "Good Reason" and Mr. Walker executes an effective release of claims in favor of the company, he will continue to receive his base salary and an amount equal to his annual bonus for a period of two years, paid in installments. In addition, the company will reimburse Mr. Walker for all costs associated with the continuation of benefits pursuant to COBRA for the shorter of: (i) two years or (ii) the maximum legal period for which COBRA would be available to Mr. Walker following his termination. Mr. Walker will not receive these benefits, or any other benefits under the 1999 employment agreement, if his employment terminates due to his death or disability, if he is terminated for Cause or if he resigns without Good Reason.

     - Under the 1999 employment agreement, if during or for two years immediately following Mr. Walker's employment, Mr. Walker, without prior approval of the company, directly or indirectly engages or prepares to engage in any activities in competition with the company, or accepts employment or establishes a business relationship with a business engaged in or preparing to engage in competition with the company, then (i) a 100,000 share stock option grant originally made to Mr. Walker in August 1997 will, to the extent not previously exercised or terminated pursuant to its terms, immediately terminate, and (ii) the February 1999 note issued by Mr. Walker to the company will become immediately due and payable in full.

     - In April 1993, Mr. Walker issued a $200,000 note to the company to purchase 222,220 shares of the company's Series D Preferred Stock (the "1993 Loan"). Pursuant to his 1997 employment agreement, Mr. Walker issued a replacement note for the 1993 Loan in September 1997. In April 1998, pursuant to the terms of Mr. Walker's 1997 employment agreement, the balance of the 1993 Loan was forgiven. During 1998, the largest aggregate amount outstanding of principal and interest on Mr. Walker's indebtedness to the company was $989,248.

     Tim Harris' Employment Agreement. The company entered into an employment agreement with Timothy J.R. Harris, Ph.D., in January 1998, to serve as the company's Senior Vice President, Research, La Jolla. This agreement provided for, among other things, (i) a minimum annual base salary of $235,000; (ii) a bonus of 50% of Dr. Harris' base salary if he remained an employee of the company for a one-year period from the date of the agreement; and (iii) a bonus of up to 50% of his base salary on the one year anniversary of the date of the agreement if certain conditions were met in connection with the success of the acquisition of Sequana. The agreement also provided for standard benefits and compensation for Dr. Harris which are comparable with those provided to all of the company's employees, including participation in the company's stock incentive and bonus plans.

     In January 1999, Dr. Harris resigned from the company. In accordance with his employment agreement discussed above, the company paid Dr. Harris a lump sum bonus payment equal to 75% of his base salary, or $176,250, as well as additional amounts he was entitled to under the company's bonus plan and for accrued vacation. Dr. Harris received no additional payments upon his departure.

     William Newell's Agreement. In June 1998, the company entered into an agreement with Mr. Newell to serve as Axys' vice president and general counsel. The agreement provides, among other things, for a starting salary of $225,000 per year and eligibility for a bonus of 25% of his base salary. In addition, Mr. Newell was granted an option to purchase 75,000 shares of the company's common stock at a purchase price equal to the fair market value of the stock on the date of grant. The option will vest over four years at the rate of 12.5% of the shares after six months from the date of grant and then monthly thereafter. In the event of a change in control of the company, the vesting on any then unvested shares will be accelerated, provided that Mr. Newell's services are not deemed to be critical to an acquirer of the company. In addition, the agreement provides that Mr. Newell would be recommended for an additional stock option grant in the first quarter of 1999, as to which Mr. Newell received a grant of an option to purchase 40,000 shares of the company's common stock at a price equal to the fair market value of the stock on the date of grant. The option will vest over four years at a rate of 1/48th per month. The agreement also provides that the company will pay a portion of Mr. Newell's current life insurance premiums and that Mr. Newell will receive standard company benefits.

                      REPORT OF THE COMPENSATION COMMITTEE

WHAT IS THIS REPORT?

     The SEC requires that public companies disclose all procedures and mechanisms that are used to establish officer compensation. This report explains the criteria that the company used to determine the compensation of its officers in 1998.

WHO SERVES ON THE COMPENSATION COMMITTEE?

     The Compensation Committee consists of directors who are not employees of the company. In January 1998, the Committee was composed of Mr. Byers and Dr. Evnin. In February 1998, Mr. Kailian replaced Mr. Byers on the Committee. Mr. Evnin will continue on the Committee until the annual meeting on May 26, 1998, at which time a successor will be appointed.

WHAT ARE THE COMPENSATION COMMITTEE'S RESPONSIBILITIES?

     The Compensation Committee is responsible for establishing and implementing policies and programs to compensate the company's executives. The Committee met one time in 1998 to review and recommend compensation levels for all executive officers for 1998 and one time in January 1999 to determine and recommend bonuses for 1998 and certain stock grants. The Committee submits its recommendations to the entire Board for approval. The Board adopted the Committee's recommendations without modification.

WHAT IS OUR COMPENSATION PHILOSOPHY?

     The primary objective of our executive compensation program is to attract, retain and reward executive officers and other employees who contribute to the long-term success of the company and to motivate those individuals to enhance long-term stockholder value. The Compensation Committee accomplishes this by:

     1) Establishing salaries competitive with those of leading biotechnology and pharmaceutical companies with which the company competes for talent.

     2) Maintaining incentive opportunities designed to motivate and reward achievement of the company's and each individual's goals. These incentives consist of cash bonuses and stock options, and are designed to bring the total compensation for key employees to competitive levels within the industry.

     3) Providing significant equity-based incentives for executives and other key employees to ensure that these individuals are motivated over the long term and respond to challenges and opportunities as owners and not just as employees.

HOW IS EXECUTIVE BASE COMPENSATION DETERMINED?

     SALARY. The base salary for all employees, including executive officers, is based upon a review of an employee's salary level against the compensation of employees in similar positions in other biotechnology and pharmaceutical companies, in accordance with a published survey of the employee compensation of companies of comparable size to the company and in the same geographical region. Base salaries are targeted at the third quartile for comparable positions in the other companies. Salary adjustments for 1998 were based on each individual's performance ranking. In December 1997, based on this information and on each individual's performance in 1997, the Compensation Committee recommended 1998 base salary increases of 2.5% to 7.0% over 1997 base salaries for executives officers, including the Chief Executive Officer. In establishing base salaries for the company's executive officers, the Compensation Committee carefully reviewed the progress made in the programs headed by each executive officer in 1997 and the dependence of the company on these executive officers for the scientific and business development of their respective programs.

IS THERE A BONUS PROGRAM?

     CASH. A portion of the cash compensation is paid to the company's executive officers and other senior management personnel in the form of an annual bonus. Bonus payments for 1998 were based 50% on the attainment of goals established for the company as a whole, and 50% on the attainment of goals established for each executive officer, and were limited (except in cases of overachievement) to a percentage of each executive officer's base salary, which ranged from 25% to 50% of an executive officer's respective base salary. General corporate goals in 1998 included, among other items, the integration of the company with Sequana Therapeutics, Inc., achievement of the company's financial targets, the progress of the company's preclinical and clinical programs and the establishment of agricultural and pharmacogenomics joint ventures. Based on its review of the degrees of attainment of company and personal goals, the Compensation Committee recommended and the Board approved individual bonuses ranging from 69% to 87.5% (applied pro rata where appropriate) of the executive officers' respective targeted bonus amounts.

     STOCK OPTIONS. One of the primary components of Axys' long-term incentive program are its stock option plans. Through stock option grants that are based on performance, executives receive significant equity incentives to build long-term stockholder value. Stock option grants are also used to retain these officers in light of the increasing demands placed on them due to the company's growth. The grants typically vest over a four-year period and are generally set at the fair market value of Axys' common stock on the date of the grant. The Committee does consider the number of options previously granted to an executive in determining the size of a new grant. In 1998 all Named Executive Officers received stock option grants. In February 1999, additional stock options were granted to Mr. Walker, Mr. Petree and Dr. Venuti, at levels reflecting among other things their contributions to the achievement of the company's and their personal 1998 goals.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

     Mr. Walker, Axys' Chief Executive Officer, joined the company in February 1993. His initial salary, potential bonus and stock option grants were determined on the basis of negotiations between the Board and Mr. Walker, while taking into account his experience, competitive salary information and market conditions at the time. In 1997, the Company entered into an employment agreement with Mr. Walker, as discussed earlier in this proxy statement. Based on the same criteria described above for all executive officers of the company, the Compensation Committee recommended an increase of 2.5% in Mr. Walker's base salary for 1998 over his 1997 base salary, which became effective in mid-1997. Other compensation in the form of forgiveness of indebtedness and the procurement of certain life insurance was paid in accordance with the terms of the 1997 employment agreement. Also in accordance with the company's bonus program outlined above, Mr. Walker was additionally eligible for a targeted bonus of 50% of his 1998 base salary. In determining Mr. Walker's bonus, the Compensation Committee took into account the extent to which the company had achieved its goals in 1998, including the clinical progress being made in the company's programs, the progress being made in the company's preclinical programs, the successful leveraging of the company's technologies, the additional partnering activities of the company, the financial performance of the company and the integration with Sequana. The Compensation Committee also gave substantial weight to the 1998 performance of the company's common stock. Based on the relevant factors, the Compensation Committee recommended, and the Board approved, a bonus of $135,000 for 1998 for Mr. Walker, reflecting 69% of Mr. Walker's targeted bonus, and a reduced grant of options to purchase 85,000 shares of the company's common stock under the 1997 Equity Incentive Plan, at the fair market value of the company's common stock on the grant date.The 85,000 shares subject to the option vest over four years from the grant date at the rate of 1/48th of the shares subject to the option each month following the grant date.

HOW HAVE WE RESPONDED TO IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     The Compensation Committee has reviewed the company's compensation structure in light of Section 162(m) of the Internal Revenue Code, which limits the amount of compensation that the company may deduct in determining its taxable income for any year to $1,000,000 for any of its five most highly compensated executive officers. In 1998, no executive officer's compensation exceeded the limitation set by Section 162(m).

                           REPORT ON OPTION REPRICING

     In October 1998, the company agreed to exchange then outstanding employee options to purchase shares of common stock with exercise prices ranging from $4.31 to $15.59, for new options to purchase shares with exercise prices of $4.00 per share, or $0.25 above the then fair market value, for non-executive officer employees, and $5.00 per share, or $1.25 above the then fair market value, for executive officer employees. Under this program, options to purchase 3,643,387 shares were exchanged, resulting in a decrease in the aggregate purchase price for the shares from $34,254,046 to $15,560,548.

     The company repriced these employee stock options in an effort to retain and incent employees, consistent with the objectives of its equity incentive plans, at a time when a significant percentage of employee stock options had exercise prices that were well above fair market value. The company believes that stock options are a valuable tool in motivating and retaining employees and that its outstanding stock options were not serving these purposes. The repricing was approved by the Board of Directors, a majority of whom are independent directors. In addition to the repricing at above market prices and to repricing executive officer options at an exercise price at least 25% above the then fair market value, the Board required that repriced options be given an additional year of vesting, which converted the vesting period for all repriced options from four to five years. Moreover, a one year moratorium on the exercise of repriced options was also imposed by the Board, except in certain limited circumstances.

     Other than as described above, the company has not repriced stock options in the past ten years. The following table sets forth certain information concerning the repricing of the options of the Named Executive Officers during the last ten fiscal years:

                           TEN YEAR OPTION REPRICINGS

                                              NUMBER       MARKET
                                                OF        PRICE OF    EXERCISE
                                              SHARES      STOCK AT    PRICE AT      NEW      LENGTH OF ORIGINAL
                                            UNDERLYING     TIME OF     TIME OF    EXERCISE      OPTION TERM
                                              OPTIONS     REPRICING   REPRICING    PRICE     REMAINING AT DATE
             NAME                  DATE     REPRICED(#)      ($)         ($)       ($)(1)       OF REPRICING
             ----                --------   -----------   ---------   ---------   --------   ------------------
John Walker....................  10/16/98      25,000       3.75         7.00       5.00     5 years 52 days
  Chairman and Chief             10/16/98      50,000       3.75         6.20       5.00     6 years 89 days
  Executive Officer              10/16/98      40,000       3.75        14.93       5.00     7 years 134 days
                                 10/16/98      40,000       3.75        14.09       5.00     8 years 58 days
                                 10/16/98     100,000       3.75        13.18       5.00     8 years 317 days
                                 10/16/98      60,000       3.75         8.38       5.00     9 years 85 days
                                 10/16/98      50,000       3.75         8.06       5.00     5 years 234 days
Daniel H. Petree, J.D. ........  10/16/98      25,000       3.75         6.90       5.00     6 years 163 days
  President, Chief Operating     10/16/98      20,000       3.75        14.93       5.00     7 years 134 days
  Officer                        10/16/98      20,000       3.75        15.36       5.00     7 years 232 days
                                 10/16/98      15,000       3.75        14.09       5.00     8 years 58 days
                                 10/16/98     100,000       3.75         8.38       5.00     9 years 85 days
                                 10/16/98      20,000       3.75         8.06       5.00     6 years 234 days
Timothy J.R. Harris, Ph.D. ....  10/16/98      40,000       3.75         8.38       5.00     9 years 85 days
  Senior Vice President,         10/16/98      40,000       3.75         8.38       5.00     9 years 85 days
  Research
Natalie J. Warner, M.D. .......  10/16/98      10,000       3.75        11.30       5.00     7 years 76 days
  Vice President,                10/16/98      10,000       3.75        14.93       5.00     7 years 134 days
  Medical Affairs                10/16/98      10,000       3.75        14.09       5.00     8 years 58 days
                                 10/16/98      50,000       3.75         8.38       5.00     9 years 85 days
Michael C. Venuti, Ph.D. ......  10/16/98      15,000       3.75         6.90       5.00     6 years 163 days
  Senior Vice President,         10/16/98      15,000       3.75         9.21       5.00     6 years 258 days
  Research, Preclinical          10/16/98      10,000       3.75        14.93       5.00     8 years 58 days
  Development                    10/16/98      10,000       3.75        14.04       5.00     8 years 113 days
  and Chief Technical            10/16/98      50,000       3.75         8.38       5.00     9 years 85 days
  Officer                        10/16/98      10,000       3.75         8.06       5.00     6 years 234 days


---------------
(1) The repricing program provided for a new exercise price equal to the fair market value of a share of common stock on October 16, 1998 plus $1.25, or $5.00 per share, for executive officer employees.

         The Report of the Compensation Committee and the Report on Repricing are submitted by the Compensation Committee.

                                          Compensation Committee

                                          Anthony B. Evnin, Ph.D.
                                          Vaughn Kailian

              RELATIONSHIPS AND TRANSACTIONS YOU SHOULD KNOW ABOUT

     Kevin Kinsella's Severance Agreement. Kevin J. Kinsella was the president and chief executive officer of Sequana Therapeutics, Inc. when Axys acquired Sequana in January 1998. According to Mr. Kinsella's employment agreement with Sequana and following the acquisition, certain shares held by Mr. Kinsella were released from a repurchase option in favor of Sequana. In addition, Sequana and Mr. Kinsella were parties to a severance agreement. The severance agreement provided that following an acquisition, if Mr. Kinsella's employment was terminated voluntarily or involuntarily, Mr. Kinsella was entitled to receive his then-current base salary and benefits for a period of two years. Axys paid Mr. Kinsella $520,179 according to this agreement. Furthermore, the severance agreement provided that upon the closing of the acquisition of Sequana, Sequana would forgive all principal and outstanding interest owed by Mr. Kinsella to Sequana pursuant to a promissory note in the principal amount of $187,500. The total amount forgiven on this loan was $228,775.

     Irwin Lerner's Consulting Agreement. In April 1998, the company entered into a consulting agreement with Irwin Lerner, a director of the company, pursuant to which Mr. Lerner agreed to provide guidance to the company in strategic scientific and business areas and to serve on the board of directors of Genos Biosciences, Inc., a joint venture between the company and Memorial Sloan-Kettering Cancer Center. Mr. Irwin's compensation pursuant to the agreement is $2,500 per month. Pursuant to the agreement, Mr. Irwin also received a stock option grant of 20,000 shares of the company's common stock on May 27, 1998 under the company's 1989 Stock Option Plan, at a purchase price of $7.625 per share, the fair market value of the company's common stock on the grant date. The agreement may be terminated by either party upon 30 days written notice. The stock option grant is subject to vesting over four years at the rate of 1/48th of the shares subject to the option each month from the grant date.

     Indemnification Agreements. The company's Bylaws provide that Axys will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The company is also empowered under its Bylaws to enter into reimbursement contracts with its directors and officers and to purchase insurance on behalf of any person it is required or permitted to indemnify. The company has entered into indemnity agreements with each of its directors and officers. See "Executive Compensation -- Employment Agreements and Change-in-Control Arrangements."

            GENERAL DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

     In October 1993, the Board of Directors adopted, and the stockholders later approved, the Employee Stock Purchase Plan (ESPP) and authorized the issuance of 150,000 shares of the company's common stock under the ESPP. In 1996, the Board and the stockholders approved an additional 100,000 shares of the company's common stock for issuance under the ESPP. In 1998, the Board and the stockholders approved 400,000 more shares issuable in the ESPP. At February 1, 1999, a total of 508,751 shares had been issued under the plan and only 141,249 shares remained for the grant of future rights under the plan. During 1998, 189,145 shares were purchased under the ESPP at a weighted average price of $5.77 per share. Of this amount, shares were purchased in the amounts and at the weighted average price per share as follows: John Walker 2,612 shares ($6.02), Daniel Petree 3,891 shares ($5.94), Timothy Harris 2,391 shares ($5.31), Natalie Warner 3,535 shares ($6.08), Michael Venuti 1,887 shares ($5.97); all executive officers as a group 15,950 shares ($5.90), and all employees (excluding executive officers) as a group 173,195 ($5.76).

     WHY DOES AXYS OFFER THE ESPP? The purpose of the ESPP is to provide a means by which employees of the company (and any parent or subsidiary of the company designated by the Board of Directors) may be given an opportunity to purchase common stock of the company through payroll deductions. Axys established the ESPP to encourage employees to become stockholders of the company, to assist the company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for employees to work hard for the success of the company. All of the company's full-time employees who have been employed by the company for three months are eligible to participate in the ESPP.

     WHO IS IN CHARGE OF THE ESPP? The ESPP is administered by the Board of Directors, which has the authority to explain and interpret the ESPP. The Board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase common stock of the company will be granted, the provisions of each offering of such rights (which do not have to be identical), and whether any parent or subsidiary of the company will be eligible to participate in the plan. The Board of Directors can delegate administration of the ESPP to a committee and has delegated this authority to the Compensation Committee.

     WHAT IS THE OFFERING PERIOD? Under the ESPP, from time to time the Board may institute offering periods during which all eligible employees may periodically purchase common stock of the company. Each offering may last no more than 27 months. The Board determines the duration of each offering period and establishes one or more purchase dates during the offering on which shares will be purchased by participating employees. Currently, the Board has approved an offering period of 24 months. If on a purchase date during an offering period the price of the company's common stock is lower than it was at the start of the offering period, then that offering period will automatically terminate on the purchase date and a new offering period will begin on the following day. Currently, the Board has established purchase dates which occur every six months, on each July 31 and January 31.

     WHO IS ELIGIBLE TO PARTICIPATE IN THE ESPP? Generally, any employee who is regularly scheduled to work at least 20 hours per week and for five months per calendar year for the company (or for any parent or subsidiary of the company) on the first day of the offering period is eligible to participate in that offering, as long as the employee has been employed continuously for a minimum period of time established by the Board (which period may not exceed two years). Currently, a continuous period of employment of three months is required for otherwise eligible employees to participate in the ESPP. In addition, the Board may allow newly eligible employees to begin participating in the ESPP during an ongoing offering on dates established by the Board.

     No employee may be granted rights under the ESPP that would cause the employee to own, directly or indirectly, stock possessing 5% or more of the total combined voting power of the company. Also, no employee may be granted rights that would permit the purchase of more than $25,000 worth of common stock (determined by using the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the company for each calendar year in which the rights are outstanding. Under current and prior offerings, the Board has limited the amount of common stock that any participant could purchase to 5,000 shares per offering. Effective with the next offering under the ESPP, which is scheduled to begin on August 1, 1999, a participant may purchase on each purchase date during an offering no more than the number of shares of common stock determined by dividing $12,500 by the fair market value of the common stock on the first day of the offering.

     HOW DOES AN EMPLOYEE PARTICIPATE IN THE ESPP? Eligible employees become participants in the plan by delivering to the company, prior to the date selected by the Board, an agreement authorizing payroll deductions from their total compensation during the offering. The ESPP permits payroll deductions of up to 15%, but under the offerings made to date the Board has limited payroll deductions to no more than 10% of an employee's total compensation.

     HOW IS THE PURCHASE PRICE DETERMINED? The purchase price per share at which common stock is sold in an offering under the ESPP is the lower of (a) 85% of the fair market value of a share of common stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of common stock on the applicable purchase date for the purchase of such common stock.

     HOW IS THE ACTUAL PURCHASE MADE? The purchase price of the common stock is accumulated by payroll deductions over the period of the offering. Payroll deductions of a participant begin on the date specified in the offering and may be increased or reduced on the date or dates specified in the offering. All payroll deductions made for a participant are credited to the participant's account under the plan and are deposited with the general funds of the company. A participant may not make any additional payments into the account unless permitted under the terms of an offering.

     By executing an agreement to participate in an offering under the ESPP, the employee becomes entitled to purchase shares under the offering. In connection with offerings made under the plan, the Board specifies a maximum number of shares any participant may be granted the right to purchase and the maximum number of shares that may be purchased by all participants. If the total number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum total number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the participant's participation is discontinued, the right to purchase shares is exercised automatically on each purchase date at the applicable price.

     HOW DOES AN EMPLOYEE WITHDRAW FROM THE ESPP? A participant may withdraw from an offering by terminating his or her payroll deductions for the offering and delivering to the company a notice of withdrawal from the offering. Upon a participant's withdrawal from an offering, the company will return, without interest, the participant's accumulated payroll deductions, less any accumulated deductions previously applied to the purchase of stock on the participant's behalf. A participant who withdraws from an offering may not again participate in that offering but may participate in subsequent offerings under the plan.

     WHAT HAPPENS IF THE EMPLOYEE IS TERMINATED? Rights granted according to any offering under the ESPP terminate immediately upon an employee's cessation of employment for any reason, and the company will distribute to the participant, without interest, all of the employee's accumulated payroll deductions under the plan.

     ARE THERE RESTRICTIONS ON TRANSFERRING THE ESPP SHARES? Rights granted under the plan are not transferable and may be exercised only by the person to whom the rights are granted.

     WHAT IS THE DURATION OF THE ESPP AND CAN IT BE AMENDED OR TERMINATED? The Board may suspend or terminate the plan at any time. Unless terminated earlier, the plan will terminate on December 31, 2002. The Board may amend the plan at any time. To be effective any amendment of the plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of common stock reserved for issuance under the plan, (b) modify the requirements relating to eligibility for participation in the plan, or (c) modify any other provision of the plan in a manner that would materially increase the benefits accruing to participants under the plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     Rights granted before amendment or termination of the plan will not be altered or impaired by any amendment or termination of such plan without the consent of the employee to whom such rights were granted.

     WHAT HAPPENS IF THERE IS A CHANGE IN CONTROL OF AXYS? In the event there is a change in control in the company, then, as determined by the Board in its sole discretion, the surviving corporation either will assume the rights under the plan or substitute similar rights, or the purchase date under any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

     WHAT ARE THE TAX IMPLICATIONS OF PARTICIPATING IN THE ESPP? Rights granted under the plan are intended to qualify for the favorable federal income tax treatment afforded rights granted under an employee stock purchase plan that qualifies under Section 423 of the Code. A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until the participant disposes of the shares acquired under the ESPP. The tax payable upon such a disposition will depend upon the holding period of the purchased shares. If the shares are sold at least two years after the beginning of the offering period during which they were purchased and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is 28% while the maximum ordinary rate is effectively 39.6% at the present time.

     If the stock is sold before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and the company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to the company by reason of the grant or exercise of rights under the plan. The company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation).

                               PERFORMANCE GRAPH

     The graph below shows a five-year comparison of cumulative total returns from an initial $100 investment in Axys, the Nasdaq Stock Market-U.S. Index and the AMEX Biotechnology Index. All values include reinvestment of dividends, except for Axys' values because Axys has never paid dividends.

                                                          AXYS                   NASDAQ US INDEX                  AMEX
                                                     PHARMACEUTICALS             ---------------              BIOTECHNOLOGY
                                                           INC                                                    INDEX
                                                     ---------------                                          -------------
Dec 93                                                   100.00                      100.00                      100.00
Dec 94                                                   106.12                       97.75                       70.88
Dec 95                                                   220.41                      138.26                      115.54
Dec 96                                                   220.41                      170.01                      124.63
Dec 97                                                   136.73                      208.58                      140.28
Dec 98                                                    95.92                      293.21                      159.90

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the Board's intention to vote on the matters in accordance with the Board's best judgment.

                                          By Order of the Board of Directors

                                          William J. Newell
                                          Vice President, General Counsel and
                                          Secretary

April 23, 1999

                               DIRECTIONS TO AXYS

FROM THE NORTH (SAN FRANCISCO):

     - Take 101 South to the Grand Avenue exit.

     - At the first stop light, turn left on Airport Boulevard.

     - Turn left at the next stop light onto East Grand Avenue.

     - Continue east until you reach Kimball Way (approximately 1 mile).

     - Make a right turn on Kimball Way and you will be at 180 Kimball Way, a two-story gray and blue building.

FROM THE SOUTH (SAN FRANCISCO INTERNATIONAL AIRPORT):

     - Take 101 North to South San Francisco Grand Avenue exit (about 3 miles).

     - Turn right at the end of the off ramp.

     - Continue to follow East Grand Avenue for approximately 1 mile, passing two stoplights.

     - Make a right turn on Kimball Way and you will be at 180 Kimball Way, a two-story gray and blue building.

PROXY


                           AXYS PHARMACEUTICALS, INC.

            PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
               MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 1999

John P. Walker and Frederick J. Ruegsegger, or either of them, each with full power of substitution, are hereby authorized to represent and vote as designated on the reverse side all of the shares of the undersigned at the Annual Meeting of Stockholders of Axys Pharmaceuticals, Inc. to be held on Wednesday, May 26, 1999, at 11:30 a.m. local time, at the company's offices located at 180 Kimball Way, South San Francisco, California, or at any adjournment or postponement of the Annual Meeting, with all powers that the undersigned would possess if personally present with respect to the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

Shares represented by this proxy will be voted as directed by the stockholders. If no directions are indicated, the proxies will have authority to vote FOR the Election of Directors and FOR Proposals 2 and 3.

                           (Continued on reverse side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                          Please mark
                                                          your votes as   /X/
                                                          indicated in
                                                          this example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.  ELECTION OF DIRECTORS                          FOR            WITHHOLD
                                                                 FOR ALL
                                                  / /              / /

AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH SUCH NOMINEE'S NAME BELOW.

John P. Walker, Ann M. Arvin, M.D.,
Vaughn M. Kailian, Donald Kennedy, Ph.D.,
Irwin Lerner, Alan C. Mendelson, J.D.,
J. Leighton Read, M.D.


2. To ratify the selection of Ernst & Young LLP as independent auditors of Axys for its fiscal year ending December 31, 1999.

                     FOR         AGAINST        ABSTAIN
                     / /           / /            / /

3. Approval of a 500,000 share increase in the number of shares of common stock authorized for issuance under Axys' Employee Stock Purchase Plan.

                     FOR         AGAINST        ABSTAIN
                     / /           / /            / /


4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature(s)                                              Date
            ------------------------------------------         ---------------

NOTE: Please sign as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE